                                                                   Exhibit 10.19

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

                               SERVICES AGREEMENT

        This Services Agreement (the "Agreement") dated as of July 27, 2000, by and between Distribution Associates, Inc., doing business as National Catalog Corporation, a Delaware corporation ("NCC"), and Bluefly, Inc., a New York Corporation (the "Company").

                               W I T N E S S E T H

        WHEREAS, the Company conducts a direct to consumer business involving the sale of certain merchandise (the "Merchandise") through an Internet site (the "Site"); and

        WHEREAS, NCC is a provider of various services to direct marketing enterprises, including, but not limited to, distribution, telemarketing and order fulfillment services, and NCC will provide some or all of these services to the Company as more particularly described herein; and

        WHEREAS, the Company desires that NCC provide Services (as such term is hereinafter defined) in connection with the operation of its business and NCC desires to provide such Services to the Company.

        NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. Services. NCC shall provide the services set forth in Exhibit A hereto (collectively, the "Services") in connection with the operation of the Company's business upon the terms and conditions set forth in this Agreement.

        2. Service Levels. Certain of the Services are subject to the Service Levels set forth in Exhibit B (the "Service Levels"). Such Service Levels define certain minimum standards of performance which NCC shall maintain in the rendering of the Services.

        3. Facility. The Services shall be performed, and the Company's Merchandise shall be stored, at NCC's place of business

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

in Martinsville, Virginia and/or at such other business locations as NCC and the Company may agree from time to time (together, the "Facility"); provided, however, that NCC may use out-sourced services (i) for inbound telemarketing, and (ii) upon the occurrence of a Force Majeure. NCC shall remain responsible for the efficient operation of any out-sourced services in accordance with the Service Levels. The Facility shall at all times include safe, secure, clean and adequate storage for all Bluefly Merchandise, both bin and hanging. The Facility will include adequate space to support the Company's expected growth during the Term based upon the Forecasts provided by the Company. NCC shall, at the Company's sole option, allow employees of the Company to access the Facility during normal working hours to observe and provide assistance to NCC in connection with the performance of the Services.

        4. Set-up. Following execution of this Agreement, the parties hereto shall work together to organize the various tasks which they agree must be completed in order to effect a successful transition of the Company onto the System and into the Facility, ("Set-Up Tasks"). Set-Up Tasks include, among other things, the development of a chronological task list, personnel hiring and training, Systems Services (as hereinafter defined in Section 5(a)), packing up, shipping and receiving Merchandise, and the transfer of operational and financial data to assist in the provision of telemarketing and distribution services. Except as stated otherwise herein, each party shall bear its own costs and expenses in carrying out Set-Up Tasks.

        5. Fees and Charges. In consideration for performance of the Services during the Term, the Company shall pay to NCC the following fees and charges:

               (a) The Company shall pay NCC a fee of [***](the "Systems Fee") for the services described in this Section 5(a). NCC has previously received from the Company a [***] check, as prepayment of part or all of the Systems Fee, and has commenced (i) assessing the communications resources required to connect the Company and its Site to the Facility and the System, (ii) training Company personnel to use the System, and (iii) migrating certain of the Company's operations as reasonably necessary for NCC's performance under this Agreement onto the System (the foregoing

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

items being collectively referred to herein as the "Systems Services"), as more particularly set forth on Exhibit C hereto. As used herein, the term "System" shall mean the Direct Marketing Management System together with various modules, modifications and enhancements ("DMMS"), licensed to NCC by Applied Systems Technologies, Inc. ("ASTI"), and includes all hardware and software owned or operated by NCC used to operate DMMS for NCC or any other similar system purchased or licensed by NCC.

               (b) (i) The Company shall also pay NCC during the Term of this Agreement the fixed fees set forth on Exhibit D hereto (the "Fixed Fee Per Order"), which fees may be adjusted from time to time as set forth herein. The Fixed Fee Per Order shall not be applied to bulk shipments that occur outside the normal course of the Company's business and only on an occasional basis.

                   (ii) The Fixed Fee Per Order will be based on the projected 12-month volume of Gross Orders (as hereinafter defined) at the beginning of each Year of the Term, provided that, to the extent that such 12-month volume exceeds projections, the Fixed Fee Per Order will be based upon the actual volume of Gross Orders. At the end of each Year of the Term, the Fixed Fee Per Order will be adjusted retroactively and the Company will receive a credit for any overcharge or be invoiced for any undercharge. The Fixed Fee Per Order shall be payable on such number of orders equal to the gross number of orders and Merchandise exchange orders processed into the System as indicated on System Report SLS929 (or such other report containing similar information), such orders being hereinafter referred to as "Gross Orders"). The resulting product of the Fixed Fee Per Order multiplied by the Gross Orders shall be hereinafter referred to as the "Total Fixed Charge." In the event the Company institutes a continuity program whereby goods are sent to customers on a regular basis pursuant to a single order processed into the System, each regular dispatch of such goods shall be treated as an individual Gross Order for purposes of calculating the Total Fixed Charge. Backorders, cancelled orders occurring as a result of "Stock-Outs" and returned orders shall not be included in the calculation of Gross Orders. To the extent that the Company experiences product returns that are the result of NCC's picking errors (including, without limitation, wrong items shipped, duplicate items, items

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

mistakenly shipped, missing items or components or damaged items) ("Error-Based Returns"), and such Error-Based Returns exceed [***] of all items shipped on a Yearly basis, then NCC shall issue to the Company a credit in the amount of [***] for each Error-Based Return in excess of [***] of units shipped. To the extent that such Error-Based Returns exceed [***] of all items shipped on a Yearly basis, then NCC shall issue the Company a credit as prescribed in this section 5(b)(ii) plus an additional [***] for each Error-Based Return.

                   (iii) Except as otherwise set forth herein, the Total Fixed Charge payable by the Company to NCC is intended to cover all the Fixed Costs (as defined below) which NCC may incur (or for which NCC may become responsible) in performing the Services under this Agreement. For the purposes of this Agreement, "Fixed Costs" shall mean, (1) real estate and real property taxes,
(2) repairs and maintenance (including the cost of computer maintenance contracts) and equipment additions and upgrades, (3) security, (4) executive and management staff and supervisory staff in excess of the Supervisory Allocation (as defined below), and (5) building and liability insurance.

                   (iv) The Fixed Fee Per Order shall be increased annually, effective on each anniversary of the date hereof, by an amount equal to the percentage increase, if any, in the Urban Wage Earners and Clerical Workers-South-All Items consumer price index published by the U.S. Department of Labor for the most recent twelve (12) month period ended immediately prior to such dates, determined by comparing such index to such index quoted for the twelve month period immediately preceding such twelve month period (the "C.P.I. Adjustment").

               (c) The Company shall also pay to NCC the IT Fee, which shall be the product of the IT Fee Per Order set forth on Exhibit D and the number of Gross Orders for which the Company is required to pay the Fixed Fee Per Order. The IT Fee will be projected, billed and adjusted in the same manner as the Fixed Fee Per Order.

               (d) (i) The Company shall also pay to NCC the "Total Variable Charge" in accordance with the terms of this Agreement. The "Total Variable Charge" is calculated by multiplying (x) the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

"Estimated Variable Cost Per Order" (as defined below) in respect of any Week during the Term hereof, by (y) the total number of Gross Orders received in respect of such Week.

                   (ii) The "Estimated Variable Cost Per Order" for each Week during the Term hereof shall be such amount as equals (x) the Adjusted Actual Variable Costs (as defined below) of the preceding Month divided by (y) the total number of Gross Orders for such preceding Month.

                   (iii) Within twenty (20) Business Days following the end of each Month during the Term hereof, NCC shall reconcile Adjusted Actual Variable Costs against the Total Variable Charge for such Month, and shall provide the Company with a detailed copy of such reconciliation:

                        A. In the event that Adjusted Actual Variable Costs are higher than the Total Variable Charge, then the Company shall pay the difference between Adjusted Actual Variable Costs and the Total Variable Charge to NCC within Ten (10) Business Days of a demand therefor; or

                        B. If the Total Variable Charge is higher than Adjusted Actual Variable Costs, then NCC shall credit the difference between the Total Variable Charge and Adjusted Actual Variable Costs against amounts owed by the Company to NCC within Ten (10) Business Days, except with respect to any credit arising out of the final Monthly reconciliation which shall be paid in cash unless the Company owes other amounts to NCC at such time, in which case such amount shall be credited against the amount owed.

                   (iv) NCC shall, on a Weekly basis, issue to the Company an invoice in the amount equal to the Total Fixed Charge plus the Total Variable Charge for such Week. Such invoice shall be due and payable within ten (10) Business Days of the date of faxed receipt of such invoice and will be subject to any credit balance in favor of the Company as a result of Section 5(c)(iii)(B) hereof.

              (e) The Company shall also pay NCC, within twenty (20) Business Days of receipt of an invoice therefor, a monthly Account

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

Management Fee of [***]. The Account Management Fee shall be subject to a CPI Adjustment.

               (f) The Company shall also pay NCC Space Fees, based on rates set forth in Exhibit D. The Space Fees will be based on the square footage required for pick locations and any reserve storage, and will not include any charge for receiving areas, packing areas or shipping areas.

               (g) If the Company requests that NCC provide Special Services (as defined in Section 9 herein), the Company shall pay NCC such amount(s) in respect of such Special Services as shall be mutually agreed upon between the Company and NCC (the "Special Services Costs"). Special Services Costs shall be due and payable by the Company as agreed between the Company and NCC.

               (h) Upon the expiration of this Agreement or any termination hereof, in addition to any other fees incurred in connection with this Agreement, the Company shall pay NCC a fee (the "Close Down Fee") relating to the various activities to be undertaken by NCC to disengage the Company from the Facility and the System and cease the provision of Services hereunder (the "Close Down"), including, among other things, such activities as removal of Merchandise from racks, packing for shipment (if necessary), preparing freight documents for shipment to the Company's designated destination and loading on the trucks of the Company's designated carrier, together with the cost of any necessary supplies, and transferring information from the System to the successor designated by the Company. The amount of the Close Down Fee shall be [***] of the actual costs incurred in connection with such close down; provided, however, that NCC shall promptly upon the Company's request provide to the Company a good faith written estimate of the Close Down Fee prior to the commencement of close down activities. [***] of the reasonably estimated Close Down Fee calculated in accordance with this Section 5(f) shall be paid on the date that the majority of the Merchandise is shipped from the Facility. The Company and NCC shall in good faith agree upon a reasonable schedule by which the Close Down will be effected. After completion of all close-down activities, NCC shall issue to the Company a final adjusted invoice reflecting charges mutually agreed to pursuant to this Section 5(f), and an appropriate credit or charge with respect to

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

any difference from previously invoiced amounts, and NCC or the Company, as applicable, shall pay within Twenty (20) Business Days any resulting amount owing to the other. NCC acknowledges that the success of the Company's business will depend upon NCC's ability to pack and ship all of the Company's Merchandise in a timely and professional manner upon a Close Down and that the failure to do so would have a material adverse effect on the Company's business and that, therefore, time will be of the essence.

               (i) With the exception of the fees set forth above, the Company will not be charged for any additional fees without its prior written approval, including, but not limited to, fees for inserts, e-mails, bins, racking and other equipment.

               (j) NCC will credit the Company the following rebates on fees charged under the Agreement (the "Rebates"): (i) as of June 30, 2001, the Company shall be entitled to a rebate of [***] credited against its monthly bill for June 2001; (ii) as of June 30, 2002, the Company shall be entitled to a rebate of [***] credited against its monthly bill for June 2002; and (iii) as of June 30, 2003, the Company shall be entitled to a rebate of [***] credited against its monthly bill for June 2003. The Rebates will be considered as credits against the Fixed Charges for the appropriate Year.

        6. Adjusted Actual Variable Costs. (a) "Adjusted Actual Variable Costs" are [***] of those costs, charges or expenses, not included in Fixed Costs, which are incurred by NCC in connection with its performance of the Services, and are comprised of (i) all direct labor costs (including employee and Social Security taxes, benefits and fringe benefits) for employees engaged in the performance of Services whose salaries and benefits are not included in the calculation of Total Fixed Charge, (ii) supervisory personnel costs up to an amount that does not exceed [***] of the costs referred to in item (i) above (the "Supervisory Allocation"), (iii) inbound and outbound telephone call charges, (iv) packaging, and packaging supplies, office and data processing supplies, (v) postage, (vi) common carrier, delivery, courier and other charges for receiving and shipping Merchandise, (vii) costs in connection with outsourced services referred to in Section 3 hereof, (viii) recurring costs incurred in connection with the provision of redundant assets or services provided to the Company

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

(such as alternate redundant telephone service into the Facility), installed or maintained for back-up or disaster recovery purposes, (ix) costs incurred to train employees and associates, both prior to and after the Commencement Date, to handle the Company's business pursuant to the terms of this Agreement and (x) non-management labor costs incurred to perform the Set-Up Tasks, such as in receiving and unpacking Merchandise into the Facility. Adjusted Actual Variable Costs do not include the Total Fixed Charge, the Systems Fee, the IT Fee, the Account Maintenance Fee, the Space Fee, Special Services Costs and the Close Down Fee (all as more particularly described elsewhere in this Agreement). The level or amount of expenses to be incurred by NCC which comprise Adjusted Actual Variable Costs includes costs, charges, and expenses incurred as a result of NCC's errors in its provision of Services, so long as such errors are not directly caused by NCC's gross negligence or intentional misconduct. Notwithstanding the foregoing, except to the extent that NCC's actual labor costs increase with wage rates in which case the limitations on Adjusted Actual Variable Costs described below will increase proportionally, the Adjusted Actual Variable Costs (excluding supervisors) shall, in no event, include more than (i) [***] per item of costs associated with picking, packing and shipping Merchandise and (ii) [***] per item of costs associated with receiving Merchandise returned by customers. Throughout the Term, NCC shall make its best efforts to minimize Adjusted Actual Variable Costs, including making cost-minimizing trade-offs between the Space Fee and the Adjusted Actual Variable Costs.

               (b) To the extent that the Adjusted Actual Variable Costs incurred by NCC in the provision of Services for the Company pursuant to this Agreement are not identifiable as the sole and unique responsibility of the Company (for example, where the cost of labor has to be allocated between the Company and other companies in the facility for which NCC provides services) then, in calculating Adjusted Actual Variable Costs, NCC shall utilize the allocation systems and procedures maintained from time to time by NCC (the "Allocation System"), it being the parties' intention that the Allocation System reflects, and allocates as fairly and accurately as possible, the Adjusted Actual Variable Costs payable by the Company in respect of the Services performed by or on behalf of NCC. The calculation by NCC of Adjusted Actual Variable Costs shall be available for review by the Company upon request therefor and with reasonable notice. The Allocation System shall not be construed or manipulated to work more in the favor of either of the parties hereto and against or in favor of the interests of any other company for whom NCC is providing services.

        7. Disbursement Account. (a) During the Term of this Agreement, the Company may, in its sole discretion, maintain at a bank jointly designated by the Company and NCC, a disbursement account in respect of which NCC is an authorized single signatory (the "Disbursement Account"). In the event such Disbursement Account is authorized by the Company, NCC shall have the authority to act singularly as a signatory in all transactions involving the Disbursement Amount. The purpose of the Disbursement Account is to act as a fund to meet certain Adjusted Actual Variable Costs paid by NCC on behalf of the Company, including, for example, delivery services, shipping costs, packing materials, stationery and other similar expenses. The Disbursement Account shall be funded by the Company as appropriate to cover forecasted disbursements therefrom. If the Disbursement Account is insufficient to meet any such cost or charge NCC shall have no liability whatsoever for any losses or liabilities incurred by the Company as a result of such insufficiency. NCC shall use reasonable efforts to provide the Company with notice of such insufficiency of the Disbursement Account. NCC shall provide the Company with a Monthly statement accounting for disbursements from the Disbursement Account.

               (b) The Company and NCC shall agree in writing, prior to the Commencement Date, which specific costs or charges the Company shall pay directly to any third party vendor or supplier of goods or services in respect of any cost or charge which is included in Adjusted Actual Variable Costs hereunder. It is anticipated that such costs or charges shall include outbound freight and packaging supplies. In the event that the Disbursement Account is established as described in Section 7(a), then, at the Company's option and with the consent of NCC, any such cost or charge may be paid by NCC from the Disbursement Account. NCC shall have no liability to any third party vendor with respect to any payment for goods or services provided to or utilized by NCC in the performance of the Services described herein. In addition, NCC shall have no liability for any losses or liability incurred as a result of the Company's failure to pay any cost or charge for which it is responsible hereunder.

        8. Forecasts. (a) The Company (i) acknowledges the importance of providing NCC with timely and accurate forecasts ("Forecasts"), at a minimum on a Quarterly and Annual basis, of

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

its anticipated business activity, and that any failure by the Company to provide such Forecasts may have a detrimental effect on NCC's ability to provide the Services or meet the Service Levels, and (ii) recognizes and understands the importance of keeping NCC informed at all times of schedule changes, fast and slow selling items, Merchandise or vendor problems and all other material business issues which would have an adverse effect upon the related performance by NCC of its obligations hereunder.

               (b) In the event that the Company experiences a variance in number or volume of more than [***] of any business activity for any Week from the forecasted number or volume of such business activity for such Week, and has not advised NCC in writing at least four (4) weeks prior to the Week that the Company experiences such variance that such variance is forecasted, NCC shall use its reasonable best efforts to meet the Service Levels applicable to the Company's activities for such Week, but shall not be obligated to do so if NCC's failure to meet the applicable service levels is a direct result of the variance and of the Company's failure to provide a timely forecast of such variance.

               (c) The Company understands and acknowledges that NCC determines the level of fixed infrastructure it requires to properly perform Services for the Company by reference to the information contained the Forecasts. Such Forecasts shall be reasonably related to, and consistent with, the actual operating history of the Company, subject to deviations therefrom as reasonably required by changes in circumstances, and the Company shall prepare such Forecasts in good faith and shall use its best efforts to ensure that such Forecasts are as accurate as possible.

        9. Special Services. The Company may at any time during the Term hereof request NCC to perform additional services on its behalf not included in the Systems Services, or the Services set forth on Exhibit A, such as modifications or enhancements to the System, or additional services related to a new marketing or merchandise program, or to change any Service Level ("Special Services"). The Company shall notify NCC in writing of its particular requirements with respect to such Special Services, and NCC shall use its best efforts to comply with such requirements provided that the written notification is given in a timely manner and the requirements and procedures are reasonable and not

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

economically burdensome.

        10. Merchandise. (a) NCC shall preserve and maintain Merchandise received for the Company in good and marketable condition and in the same condition as received. NCC will use its reasonable best efforts to be efficient with respect to the space utilized to support the Company's business in NCC's facility. At least once per Quarter, appropriate NCC personnel will review the layout of Company Merchandise and pick locations in order to determine whether any changes can be made to such layout in order to minimize Bluefly's fees under the Agreement, and any suggested changes resulting from such review shall be implemented promptly.

               (b) NCC shall receive Merchandise during normal business hours direct from the Company's suppliers or from any other source on behalf of the Company. The Company shall use its best efforts to transmit to NCC, at least [***] prior to the receipt of such Merchandise, a copy of the purchase order by which the Company ordered such Merchandise, or all requisite details of such purchase order, to the extent not already entered into the System, so as to permit NCC to identify the Merchandise as that of the Company.

               (c) The Company shall advise its Merchandise suppliers that common carriers (other than United Parcel Service or any expedited delivery services) should contact NCC at least [***] prior to delivery of Merchandise to NCC and make a delivery appointment prior to arrival. Inbound shipments of Merchandise arriving at NCC without [***] prior notice of such shipment may be delayed depending upon the space and manpower NCC has available at the time of arrival which may affect NCC's attainment of certain of the Service Levels. The Company shall advise its Merchandise suppliers that each inbound shipment should have a packing slip and each carton should be marked with the purchase order number and Merchandise SKU number.

               (d) Merchandise shipped to NCC which cannot be processed by NCC in the usual course of business is referred to herein as "Problem Merchandise." Problem Merchandise includes, but is not limited to merchandise which is damaged upon NCC's receipt of same, is the wrong style and/or color, has no or improper identifying numbers or description. NCC shall submit to

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

the Company a report of Problem Merchandise within [***] of having received it and shall use its best efforts to comply with the Company's written instructions, if any, regarding the handling or disposition of such Problem Merchandise. The Company acknowledges that Problem Merchandise cannot be stored indefinitely and that all Problem Merchandise shall be processed into Merchandise inventory or otherwise disposed of as set forth in this Section 10(d) within [***] of NCC submitting its report to the Company as set forth above. NCC has the right to dispose of Problem Merchandise by returning it to the Company or to the requisite Merchandise supplier on a freight collect basis if the Company has not provided NCC with other directions within [***] of the receipt of NCC's report on such Problem Merchandise.

               (e) The Company shall be solely responsible for selecting, purchasing, paying for and arranging for the shipment to NCC of Merchandise, and NCC shall not have and shall not represent that it has any authority to undertake any of such activities on the Company's behalf.

               (f) In the event that Merchandise shipped by NCC to customers of the Company is damaged or lost in shipment and NCC is notified of such event, NCC shall promptly notify the Company of such event, store damaged and returned Merchandise pending inspection by the carrier, file tracers for the lost shipments and claims for damaged and lost shipments which originated from NCC, and reimburse the Company for any money paid or credited to NCC as a result of such claims within ten (10) Business Days of the receipt thereof.

               (g) NCC reserves the right to refuse, without liability of any kind, to receive or accept Merchandise which, because of its nature or condition, might cause, in NCC's reasonable judgment, infestation, contamination, or damage to the Facility or to other goods in its custody. NCC shall notify the Company of its refusal to accept any such Merchandise and the reason for its refusal within [***] of such refusal. If NCC believes that any Merchandise has caused or may cause damage to its Facility or to any other goods in its custody, or has characteristics which make its storage illegal, NCC, shall give reasonable notice to the Company of such determination and the basis thereof. After receiving such notice from NCC, the Company

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

may, within [***] of such notice, elect to have NCC return such Merchandise to the Company. NCC shall return such Merchandise to the Company within [***] of the Company's notice of such election. All costs related to the return of such Merchandise shall be borne by the Company. In the event that the Company does not elect to have NCC return such Merchandise, NCC may dispose of such Merchandise in any lawful manner and will incur no liability by reason of such disposal, and the Company shall pay NCC any costs incurred by NCC in connection with such disposal.

               (h) All Merchandise in the possession of NCC shall be and remain the exclusive property of the Company and NCC acknowledges and agrees that it shall acquire no right, title or interest in or to any Merchandise by reason of this Agreement.

               (i) The Company shall actively maintain a program to continually isolate and remove Non Moving Merchandise from the Facility. For purposes of the Agreement, Non Moving Merchandise shall mean Merchandise that the Company does not sell within one year of its delivery to the Facility and which has not been offered for sale to customers for at least six months.

        11. Shrinkage.(a) All risk of loss and damage to Merchandise from any cause prior to receipt by NCC into, and from and after the removal from, the inventory of Merchandise maintained at the Facility, shall be borne by the Company. NCC shall, however, reimburse the Company at the Company's net Merchandise cost (or, if lower, the value of such Merchandise as shown on the Company's perpetual inventory report) (i) [***] of all Inventory Shrinkage which is equal to or less than[***], and (ii) [***] of all Inventory Shrinkage which exceeds[***]. For purposes of this Agreement "Inventory Shrinkage" means the quotient, expressed as a percentage of the value of Merchandise inventory shown on the Company's perpetual inventory report, which results from dividing (x) the aggregate of all Variances arising during any Year by (y) the total Merchandise inventory receipts processed by NCC during the Year. For purposes of this Section, a "Variance" shall mean the difference between the value of the Merchandise inventory as determined from the perpetual inventory report on any Count Date and the value of the Merchandise inventory (exclusive of markdowns and price adjustments) established by a cycle count or physical inventory on such date

(the "Count Date").

        12. Collections. NCC shall not be required to make any collection efforts on the Company's behalf, and has no liability with respect to any failure of the Company to collect on any amounts due to the Company from any third party.

        13. Taxes. All fees, costs, charges and other amounts payable to NCC hereunder for Services rendered by NCC to the Company are exclusive of applicable sales and/or use taxes, if any, which are the responsibility of the Company.

        14. Sales Taxes. NCC shall calculate for each sale of Merchandise made by the Company to any customer, which is processed by NCC, sales and/or use taxes according to rates, jurisdictions and other relevant information supplied to NCC by the Company. Attached hereto as Exhibit E is a list prepared by the Company of all jurisdictions in which the Company is required to collect sales taxes and the applicable rate for each jurisdiction and the Company shall promptly notify NCC of any changes to such information so as to keep such information current during the Term of this Agreement, and the Company shall be solely responsible for the accuracy of such information. All sales tax funds and the requisite reporting forms shall be transmitted by the Company to the appropriate authorities. The Company shall be responsible for the collection and payment of all sales taxes and any penalties and interest thereon, the preparation and filing of all sales tax documentation and the compliance with all sales tax laws. NCC shall have no such responsibilities for payment or collection of any such taxes unless otherwise required by law. The Company shall indemnify NCC for all claims, suits, actions, debts, damages, costs, charges and expenses, including court costs and attorneys' fees, incurred by NCC due to the Company's failure to properly and timely file and pay applicable taxes, including sales, use and tangible personal property taxes.

        15. Monetary Default. If the Company defaults on the payment of any fees, charges, invoices or other amounts due and payable to NCC pursuant to this Agreement (hereinafter a "Monetary Obligation"), and such Monetary Obligation is not subject to a Dispute Notice (defined below), NCC shall (i) charge a finance charge of 1.5% per month of the amount of a Monetary Obligation and (ii) upon Twenty (20) Business Days prior written notice of such default terminate this Agreement unless Company cures such default within Twenty (20) Business Days of receiving such notice. In the event that the Company reasonably in good faith disputes the amount or payment of such Monetary Obligation (a "Monetary

Dispute") and reports its reasons therefor to NCC in writing (a "Dispute Notice"), NCC agrees to work diligently and in good faith with the Company to resolve the dispute for a period of up to Twenty (20) Business Days from the date of the Dispute Notice, provided, however, that (i) during such period NCC shall continue to perform Services, (ii) the Company shall be current in and shall continue to make payments to NCC relating to all costs hereunder, other than such amount that is subject to the Dispute Notice and (iii) in the event that NCC and the Company are unable to resolve the Monetary Dispute, then the amount in dispute shall be deposited into escrow with an escrow agent mutually acceptable to both NCC and the Company until such dispute is resolved in accordance with Section 27 hereto. In the event such dispute is resolved and to the extent the Company owes any amount to NCC, the Company shall pay such amount to NCC within ten (10) Business Days of the resolution of such dispute. In the event such dispute is not resolved pursuant to Section 27 or the Company has not deposited into escrow such amount in dispute, NCC shall have the right to stop providing Services and/or terminate this Agreement without further notice. The Company shall not set-off any amount against invoices submitted by NCC in respect of the Services performed hereunder against any claim, damage, action, cost or expense which may be asserted against NCC at any time.

        16. Term and Termination. (a) The term of this Agreement shall commence on the date hereof and shall expire thirty-six (36) months from such date (the "Initial Term"). This Agreement shall be renewed for successive one year terms unless either party notifies the other in writing of its intent not to renew at least one hundred eighty (180) days prior to the expiration of the Term.

               (b) Except as otherwise provided, herein, this Agreement may be terminated prior to expiration of the Term under any of the following circumstances:

                   (i) Either party may terminate this Agreement, effective immediately upon the giving of written notice to the other, if the other party files a petition in bankruptcy or files for a reorganization or for the appointment of a receiver or trustee of all or substantially all of such party's property, or makes an assignment or petitions for or enters into an arrangement for the benefit of creditors, or if a petition in bankruptcy is filed against the other party which is not discharged within ninety (90) days thereafter.

                   (ii) Neither NCC nor the Company shall be liable for any delay or failure in performance under this Agreement or

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

interruption of service resulting, directly or indirectly, from acts of God, civil or military authority, act of public enemies, war, accidents, fire, explosions, earthquakes, floods, the elements, strikes or any cause beyond the reasonable control of such party (a "Force Majeure"), so long as, following the cessation of such Force Majeure, such party uses its reasonable efforts to resume its performance hereunder. For purposes of this section, any failure in performance due to or arising out of the change in the millennium as may arise before, during or after the year 2000 shall not be considered a Force Majeure event. In the event that, following a Force Majeure, NCC is unable substantially to perform Services for a period in excess of twenty (20) Business Days, the Company shall have the right to terminate this Agreement upon written notice to NCC with immediate effect.

                   (iii) If either party hereto is in breach of a material obligation under this Agreement (other than a default involving a Monetary Obligation, which default is addressed in Section 15 hereof) due to any reason other than Force Majeure, the party alleging such breach shall give written notice to the other party specifying the nature of the breach (such breach being sometimes referred to herein as a "Default"). In the event that such breaching party in good faith disputes the existence of a Default and reports its reasons therefore to the other party in writing, the parties agree to work diligently to resolve the dispute. In the event the parties are unable to resolve such dispute, such dispute shall be resolved in accordance with the provisions of
Section 27 hereof. If there is no dispute with respect to the Default, the party in breach shall have ten (10) Business Days in which to cure the Default (the "Cure Period"), to the extent curable. If, after the Cure Period, such breaching party has not cured such Default, the other party will have the right to terminate this Agreement upon thirty (30) days prior written notice.

                   (iv) In the event of a material change in control of NCC or a sale of all or substantially all of its assets whereupon there is a material change in the management of NCC or a material negative effect in the financial position of NCC or the resulting entity (an "NCC Change of Control"), the Company may terminate this Agreement by providing NCC with thirty (30) days written notice of such termination at any time during the six (6) month period following such NCC Change of Control.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

                   (v) In the event that NCC receives [***] Service Deficiency Notices during any consecutive [***] period during the term hereof, the Company may, within [***] of the [***] such deficiency, terminate this Agreement upon [***] prior written notice to NCC. For purposes hereof, a "Service Notice Deficiency" shall mean a written notice from the Company that NCC has failed to perform a Service in accordance with the Service Levels. In respect of Service Levels measured on a daily basis, NCC shall not be deemed to have failed to meet any such Service Level unless and until such failure continues for more than [***] out of any [***] consecutive Business Days.

        17. Representations and Warranties (a) NCC and the Company each hereby individually represent and warrant to the other party that (i) it has the full authority and legal right to carry out the terms of this Agreement; (ii) the terms of this Agreement will not violate the terms of any agreement, contract or other instrument to which it is a party and no consent or authorization of any other person, firm or corporation is a condition precedent to this Agreement;
(iii) it has taken all action necessary to authorize the execution and delivery of this Agreement; and (iv) this Agreement is a legal, valid, and binding obligation of NCC and the Company, as the case may be, enforceable in accordance with its terms, except as limited by bankruptcy and other laws of general application relating to or affecting the enforcement of creditors' rights.

               (b) In addition, the Company hereby warrants and represents that:

                   (i) it has and will use commercially reasonable efforts to continue to have for the Term of this Agreement, all necessary authority from all of the corporations, partnerships and individuals whose products are offered for sale by the Company to use their trademarks, service marks and other intellectual property for the purposes of conducting the Company's business other than that which would not have a materially adverse effect on the operation of the Company. The Company at its sole discretion may cease sale and distribution of products for which it ceases to have the requisite authority. To the best of the Company's knowledge, the Company's business as it relates to the Merchandise and NCC's performance of Services hereunder does not and will not cause the Company to infringe or violate any patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights of any other person or entity; and

                   (ii) the Company does not currently hold a material portion of its inventory on a consignment basis, and, to the extent that the Company intends to hold a material portion of its inventory on a consignment basis in the future, it will(i) first notify NCC of such intent, (ii) manage such consigned inventory, in all material respects (including turn, space requirements, inventory levels, and other significant business ratios), in the same manner as inventory in which the Company holds title, and (iii) enter into good faith negotiations with NCC to recognize and adjust for the impact on NCC's costs and infrastructure of such consigned inventory.

              (c) NCC hereby warrants and represents that:

                   (i) Year 2000 Compliance. NCC hereby represents and warrants that its data and information systems used in the performance of its obligations hereunder are Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" shall mean that a party's data and information systems will not be materially affected by any inability to, individually and in combination, completely and accurately address, present, produce, store and calculate data involving dates before, on or after January 1, 2000; specifically: (i) no value for current date will cause any interruption in operation; (ii) date-based functionality will behave consistently when dealing with dates before, on or after January 1, 2000; (iii) such party's data and information systems will not produce abnormal endings or incorrect results when working with dates before, on or after January 1, 2000; (iv) in all interfaces and data storage, the century will be specified explicitly and will be unambiguously derived; and (v) year 2000 will be recognized as a leap year.

                   (ii) The integration of the Company's business into NCC's facility shall be completed within sixty (60) days of the execution of this Agreement. Real-Time interfacing shall be available on or about October 1, 2000.

                   (iii) It understands that the success of the Company's business depends on NCC's ability to (X) process quickly and in a professional manner all customer orders and returns, (Y) provide the Company's customer service representatives with the information and cooperation necessary to maintain the highest industry standards of customer service and (Z) receive Merchandise in a timely and professional manner.

                   (iv) Attached hereto as Exhibit F are audited financial statements of Distribution Associates, Inc. as of December 31, 1999 and for the year then ended (the "Audited Financial Statements"). The Audited Financial Statements are true and complete in all material respects and are presented in accordance with generally accepted accounting principles. There has been no material adverse change in the financial condition of NCC since December 31, 1999.

        18. Indemnification. (a) NCC agrees to indemnify and hold the Company and its officers, directors, employees, shareholders and its affiliates harmless against any and all claims, suits, actions, debts, damages, costs, charges, and expenses including, without limitation court costs and reasonable attorneys' fees, which the Company may at any time incur by reason of a breach of an obligation or representation of this Agreement by NCC (a "Company Loss"). Insurance proceeds available from either parties' insurance coverage shall be first applied to such Company Loss. The foregoing indemnification by NCC shall include without limitation all claims made by NCC employees, Company employees or other persons for personal injury or property damage sustained on NCC premises arising out of NCC's or its employees or agents handling, storage, shipment or other activities with respect to the merchandise in connection with the provision of the services hereunder.

               (b) The Company agrees to indemnify and hold NCC and its officers, directors, employees, shareholders and its affiliates harmless against any and all claims, suits, actions, debts, damages, costs, charges, and expenses, including without limitation court costs and reasonable attorneys fees which NCC may at any time incur by reason of (i) a defect or claimed defect in any Merchandise or any product liability suits relating to the Merchandise, (ii) the proper performance hereunder of its obligations to the Company in accordance with the Company's instructions, or (iii) a breach of an obligation or representation of this Agreement by the Company (an "NCC Loss"). Insurance proceeds available from either parties' insurance coverage shall be first applied to such NCC Loss.

               (c) The indemnification obligations set forth in Sections 18 (a) and 18 (b) shall apply only to claims made against the respective indemnified party by third parties.

               (d) A party hereto seeking indemnity hereunder is referred to as the "Indemnified Party" and the other party to which indemnity is sought hereunder is referred to herein as the "Indemnifying Party".

               (e) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within thirty (30) Business Days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due or ten (10) Business Days after notice of the action, whichever is later, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

               (f) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required or ten (10) days after notice, whichever is later. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless such representation of both parties by the same counsel would result in a conflict of interest. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim.

               (g) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

               (h) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, ten (10) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim provided that, if a judgment or settlement provides that payments may be made in installments, that the indemnification payments required to be made hereunder in connection therewith shall be payable in a like manner. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification and the Company and NCC agree in writing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party.

               (i) Notwithstanding the foregoing neither party shall be liable to the other for any lost profits, loss of goodwill or any other special incidental or consequential damages of any nature whatsoever.

        19. Insurance. NCC shall not be responsible for the provision or maintenance of any insurance coverage for the Merchandise or any other assets of the Company. NCC agrees to maintain at all times during the Term insurance coverage on the Facility at the levels and in respect of such risks set forth in Exhibit G hereto.

        20. Compliance with Laws. Each party shall comply with all laws, rules and regulations, whether local, state, or federal, applicable to the sale of Merchandise and to the providing of Services, but only to the extent such laws, rules and regulations are applicable to such party, including without limitation the applicable postal regulations and the Federal Trade Commission Rules on Mail Order Merchandise.

        21. Inspections. (a) The Company or its agents shall, during normal business hours, (i) have the right to inspect the Merchandise located at NCC's place of business; (ii) have the right to inspect the books and records of NCC pertaining to

Merchandise and the Services rendered by NCC to the Company pursuant to this Agreement and (iii) have the right to have its employees assist NCC in the completion of the Services, as provided herein, provided such assistance dues not unreasonably interfere with NCC's normal operations.

               (b) Visits by Management representatives of NCC to the Company at its offices may be arranged between the Company and NCC at mutually agreed times.

        22. Confidentiality; Exclusivity.(a) Company and NCC acknowledge that, in the course of performing their obligations under this Agreement, each party may acquire confidential information about the other party, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature, including without limitation, marketing records and plans, information relating to suppliers, forecasts and strategies, merchandising records, customer records and mailing lists, cost structures, allocation and pass through procedures, staffing levels, systems information, technology, technical information, know-how, computer programs, and general financing and business plans and information (all such information relating to the Company or NCC being "Confidential Information" and the party to whom such Confidential Information relates being the "Proprietary Party"). Each party will hold the other party's Confidential Information in strict confidence and will use reasonable precautions to prevent the unauthorized disclosure or access to the other party's Confidential Information. Each party shall employ at least those precautions that such party employs to protect its own confidential or proprietary information. NCC agrees that it shall take commercially reasonable efforts to ensure that access to areas in the Facility in which the Company's Merchandise is stored is limited to representatives of the Company and representatives of NCC who need to access such areas in order to perform Services for the Company pursuant to this Agreement. NCC and the Company agree that each will not, during the Term hereof or thereafter and unless otherwise instructed by the Proprietary Party in writing, (i) divulge, furnish, disclose, or make accessible to any third party (other than directors, officers, employees, agents advisors and potential investors of either party hereto) any of the other's Confidential Information or (ii) make use of any of the other's Confidential Information, other than as reasonably necessary for performance under this Agreement; provided, however, that Confidential Information shall not include any information which (i) at the time of disclosure by the other party or thereafter is generally available to and known by the public other than through any action or inaction of such party, (ii) was available to the other party on a non-confidential basis from a source other than the Proprietary Party, provided that such source is not bound by a confidentiality agreement, or contractual or fiduciary obligation with the Proprietary Party, or (iii) has been independently acquired or developed by other party by persons without access to such information and without use of any Confidential Information of the Proprietary Party, and without violating any obligations under this Agreement, or of any other agreement between the Company and NCC. Each party, with prior written notice to the Disclosing Party, may disclose such Confidential Information to the minimum extent possible that is required to be disclosed to a governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so.

               (b) During the Term of this Agreement, the Company shall grant to NCC the non-exclusive right to use the name and logo of the Company and applicable trademarks of the Company (the "Trademarks") in connection only with the performance of Services by NCC on behalf of the Company pursuant to this Agreement (e.g. on packing slips or other forms utilized in the fulfillment process). All use of Trademarks shall be subject to prior approval by the Company in writing and shall inure to the Company's benefit. NCC shall not have any rights to use any trademarks, tradenames, logos or other such marks of any of the Company's vendors.

               (c) NCC agrees that the Company's customer lists and related customer data and information will not be made available for use by NCC, its affiliates, representatives or anyone else including, but not limited to, any other person or entity for which NCC performs services, without the Company's specific prior written permission.

               (d) Neither NCC, nor any of its affiliates, shall provide services to a Competitive Business for the Term of this Agreement and for a period of three (3) months thereafter. For purposes hereof, a "Competitive Business" means a business that generates more than twenty percent (20%) of its revenues through the sale of multiple brands of fashion products at prices that are consistently discounted to retail prices, exclusive of any "sale" items.

               (e) The parties mutually agree that any breach of the provisions of this Section 22 shall cause irreparable harm to the non-breaching party and that, in the event of such breach, the non-breaching party shall have, in addition to any and all remedies pursuant to this Agreement, the right to an injunction, specific performance or other equitable relief.

        23. Notices. Any and all notices and communications provided for in this Agreement shall be given in writing. Such notices and communications shall be deemed given when received, when delivered by hand, by confirmed facsimile transmission, by overnight courier or when deposited in the United States Mail, Registered or Certified, return receipt requested with proper postage prepaid, and addressed as follows:


               (a) If to NCC:

               National Catalog Corporation
               67 Holly Hill Lane
               Greenwich, CT 06830
               Attn:  James Hersh
               Facsimile:  (203) 625-4767

               with a copy to:

               Kane Kessler, P.C.
               1350 Avenue of the Americas
               New York, NY 10019
               Attn:  Robert L. Lawrence, Esq.
               Facsimile:  (212) 245-3009

               (b) If to the Company:

               Bluefly, Inc.
               42 West 39th Street, Ninth Floor
               New York, NY 10018
               Attn:  Bob Stevens
               Facsimile:  (212) 354-3400

               with a copy to:

               Bluefly, Inc.
               42 West 39th Street, Ninth Floor
               New York, NY 10018
               Attn:  Jon Freedman
               Facsimile:  (212) 840-1903
or to such other address as NCC or the Company may designate to the other in writing.

        24. Successors and Assigns.

        This Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement may be assigned by the Company without the prior written consent of NCC, in connection with a sale or transfer of all or substantially all of the Company's business or stock, provided that such sale or transfer does not result in a material change in the management of the Company or a material adverse change in the financial position of the Company. NCC shall not delegate any duties under this Agreement without the prior written consent of the Company, except to the extent necessary to handle emergency situations in the event of a Force Majeure. Any such subcontract or delegation shall require that the subcontractors are subject to the terms and conditions of this Agreement and NCC shall be fully responsible for any Services performed by a subcontractor as if it had performed such Services.

        25. Waiver and Amendment. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by all parties hereto. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may not be amended or supplemented by any party hereto except pursuant to a written amendment executed by both parties.

        26. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

        27. Disputes; Arbitration.

              (a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof, whether common law or statutory, shall be settled exclusively by arbitration in New York, NY using the American Arbitration Association. The arbitration shall be heard before three arbitrators, one to be chosen by the Company, one to be chosen by NCC, and the third to be chosen by those two arbitrators.

              (b) The arbitrators shall apply the internal law of the State of New York in determining the rights, obligations, and liabilities of the parties. The arbitrators shall not have the power to alter, modify, amend, add to or subtract from any term or provision to this Agreement, nor to grant injunctive relief, including interim relief, of any nature. Such injunctive relief may be pursued by NCC or the Company, as the case may be, from the federal and state courts located in New York, New York. The availability of such relief shall depend upon proofs and showings required under the applicable law. In all other respects, the commercial rules of the American Arbitration Association shall govern the arbitration. Judgment on the award of the arbitrators may be entered by any court having jurisdiction to do so, and the parties to the Agreement hereby irrevocably consent and submit to the personal jurisdiction of the federal and state courts of the State of New York for this purpose as well as for any and all other purposes in connection with this Agreement.

              (c) The failure or refusal of either party to submit to arbitration as provided in this Agreement shall constitute a breach of this Agreement. If judicial action is commenced in order to compel arbitration, and if arbitration is in fact compelled, the party that shall have resisted arbitration shall be required to pay to the other party all costs and expenses, including reasonable attorneys' fees, that it incurs in compelling arbitration. All other fees and charges of the American Arbitration Association shall be borne as the arbitrators shall determine in their award.

        28. Computer Programs. The Company acknowledges that all computer programs, including DMMS as modified and licensed by NCC, used by NCC in connection with the performance of its obligations under this Agreement are either the property of NCC (including but not limited to those developed by NCC and modifications or new programs developed by NCC for the Company) or licensed by NCC and the Company has no rights or interests whatsoever in such programs by virtue of this Agreement, other than NCC's obligation to perform the Services pursuant to the provisions hereof.

        29. Certain Terms. For purposes hereof, "Business Day" shall mean any day other than (1) a Saturday or Sunday or (2) a day when the Federal Reserve Bank of New York is not open; "Week" or "Weekly" shall mean the seven day period commencing on Sunday and ending on the following Saturday; "Quarter" or "Quarterly" shall mean any calendar quarter of any Year during the Term hereof, and "Year" shall mean any calendar year during the Term hereof. In the event that the Term of this Agreement includes any period that comprises less than a full calendar year, then, in respect of any such period, the word "Year" shall mean such shortened period. For purposes hereof, "Month" or "Monthly" shall mean a period consisting of four
(4) Weeks except in the case of the first month in each Quarter, which shall consist of five (5) Weeks, and "Year" shall mean any calendar year during the term hereof.

        30. Relationship of Parties.Nothing contained in this Agreement shall be construed to imply a joint venture, partnership or principal/agent relationship between the parties, but the relationship shall be one of independent contractors, except where specifically provided in this Agreement and then only for the limited purposes thereof. Except as specifically set forth herein, neither party by virtue of this Agreement shall have any right, power or authority to act on behalf of, or create any obligations, express or implied, binding the other party, and NCC and the Company shall not be obligated, separately or jointly, to any third party by virtue of this Agreement.

        31. Severability. If any one or more provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired provided, however, that in such case the parties agree to use their best efforts to achieve the purpose of the invalid provision by a new legally binding provision.

        32. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law, or in equity on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

        33. Further Assurances. The parties hereto shall execute and deliver or cause to be executed and delivered such further instruments, documents and conveyances and shall take such other action as may be reasonably required to more effectively carry out terms and provisions of this Agreement.

        34. [RESERVED]

        35. Entire Agreement. This Agreement, and any exhibits and addenda attached hereto, contain and embody the entire agreement of the parties hereto, and no prior or contemporaneous representations, inducements, or agreements, oral or otherwise, made between the parties or with any third party relating to the subject matter hereof which are not contained in this Agreement or in the exhibits or addenda, if any, shall be of any force or effect.

        36. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        37. Section Headings. The section headings contained herein are inserted for convenience only and shall not affect the meaning or interpretation of any provisions of this Agreement.

        38. Survival. The provisions of Sections 5(f), 17, 18 and 22-37 shall survive the termination of this Agreement indefinitely.

        39. Promotion. NCC will not advertise or publicly promote its relationship with the Company without the Company's prior written consent in each instance, not to be unreasonably withheld. To the extent that NCC chooses to advertise or promote its business by listing clients in advertising, press releases or other documents, and the Company' consents to NCC's proposed use of its name in connection therewith, NCC will list the Company at least as prominently as any other client.

         IN WITNESS WHEREOF, the Company has executed this Agreement effective the date first above written and NCC has executed and accepted this Agreement effective the same date.


                                       BLUEFLY, INC.


                                       By: /s/ Jonathan Freedman
                                           -----------------------------------
                                           Name:  Jonathan Freedman
                                           Title: VP of Corporate Development


                                       DISTRIBUTION ASSOCIATES, INC.


                                       By: /s/ James Hersh
                                           -----------------------------------
                                           Name:  James Hersh
                                           Title: Vice President

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

                                    EXHIBIT A

                                    SERVICES

1. Access to, through inquiry mode only, NCC's order entry fulfillment system (the "System" as elsewhere defined in this Agreement).

2.  Order Entry via electronic download.

3. Assign, with the Company's assistance, a mutually acceptable full-time Account Manager, who shall act as the principal day to day liaison between the parties.

4. If previously agreed between the Parties in writing, NCC will answer customer service telephone and email inquiries and resolve customer problems during days and hours of operation as agreed between NCC and the Company.

5.  Make staff available for training at the Company's reasonable request.

6. Make available to the Company an agreed set of System Reports via a telecommunications link at such times and at such schedule as the parties shall agree.

7. Receive Merchandise against purchase orders provided by the Company either electronically or by hard copy as agreed between the parties.

    A.   Sign for the number of cartons received.

    B. Perform quantity checks on [***] of the Merchandise and inspection for quality, authenticity, damage-in-transit, etc. on [***] of the total number of units in

         Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

         each style, subject to the Company's right to increase the inspection percentage from [***] to up to [***] for particular styles or classes of Merchandise in its sole discretion.

         a. Non-problem Merchandise: process into active, reserve or back-order status, as appropriate.

         b.   Problem Merchandise:

              1.   Segregate

              2. Notify Company, in such form and at such times as agreed between the parties.

8. Pick/pack/ship back-ordered Merchandise according to specifications set forth by the Company.

9. Pick/pack/ship active or reserve Merchandise according to specifications set forth by the Company.

10. Write or print gift cards, as specified by the Company.

11. Gift wrap, as specified by the Company.

12. Insert additional materials including, but not limited to product samples into outbound shipments, and use any specific packaging materials, per Company's instructions.

13. Process customer exchanges.

14. Process Customer returns:

    A.   Receive returned Merchandise.

    B.   Inspect returned Merchandise.

    C. Process returned Merchandise in accordance with mutually agreed upon specifications with respect to (i) refurbishment (including, without limitation, folding, steaming and performing minor repairs), (ii) holding it pending receipt of RA number, (iii) returning it to active or reserve inventory, (iv) returning it to the vendor of such Merchandise, if so directed by the Company and (v) setting it aside for liquidation or special handling.

    D. Notify Company and any Merchandise vendor, if applicable, of returned Merchandise in such form and such times as agreed between the parties via standard reports and screens.

15. Provide warehouse security.

16. Perform and report results of cycle counts in a manner which is agreed between the parties.

17. Perform a complete physical inventory each year, at such times and in such manner as is agreed between the Parties.

18. Batch and process credit orders to (credit card processor) at such times and in such manner as is agreed between the Parties. Deposit receipts to Company designated accounts.

19. Maintain and operate a drop ship program as agreed between the parties.
    [???]

20. Generate credit card credits in accordance with the Company's written instructions.

21. Maintain sales tax schedules in accordance with the Company's written instructions.

22. Create and dispatch customer notices in accordance with the Company's written instructions.

23. Maintain customer file records on tape and remit such files to the Company's service

    Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

    bureau or other parties in accordance with the Company's written instructions.

24. Maintain a backup and "disaster recovery" system and procedures in accordance with NCC specifications. On an annual basis, perform tests of these systems and procedures.

25. Provide close-down services as described herein.

26. Provide for computer programming and system design on a mutually agreed upon basis.

27. Provide assistance to the Company in responding to credit card charge backs.

28. NCC will initially dedicate a core group of [***] hourly employees to perform receiving and returns processing functions. The size of the core group will be mutually agreed upon as the receiving and returns volume warrants. Members of the core group will be trained in Company/NCC processes, including (without limitation) incoming quality assurance and inspection on received and returned goods Members of the core group may not be assigned to other clients without the prior written consent of the Company.

29. With the prior consent of NCC, which shall not be unreasonably withheld, the Company shall have the right to incentivize NCC employees with Company's stock options or otherwise.

30. Procure packaging supplies and materials on behalf of the Company, as requested.

31. Allow the Company to select multiple forms of shipping, including but not limited to USPS, UPS, Federal Express and others to be mutually agreed upon. The Company will be assigned shipping account numbers that allow it to take advantage of volume discounts granted to NCC.

32. Provide staff available to help the Company to develop and maintain its brand image by responding to customer service needs, including, without limitation, investigating the status of individual items and orders, expediting orders in special situations, assisting where necessary in retrieving from stock items required for promotional events, and undertaking special projects.

33. Adequate labor and facilities shall be available for receiving, returns, picking, packing and shipping five (5) days per week throughout the course of the Term. In addition, during December and other peak periods, NCC will provide additional shifts and additional days per week as warranted to meet the Service Levels.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

                                    EXHIBIT B

                                 SERVICE LEVELS

         1. [***] carton count check in Merchandise receiving with a notation on Bill of Lading of all discrepancies (over, short, damaged in transit).

         2. Quality control check of [***] of all merchandise received, in accordance with instructions of the Company, inspecting selected items for any damage in transit and comparison against original sample for matching characteristics and quality, provided that the Company may increase the quality control percentage up to [***] on particular styles or classes of Merchandise at its sole discretion.

         3. Merchandise dock to stock on clean (non-problem) receipts in by noon, the frequency of performance should average [***] to stock by next Business Day from receipt and [***] stocked second Business Day after receipt.

         4. All orders to be printed/picked up/packed/shipped by the next Business Day after release from the System. All orders with customer requested "Express Shipping" released and printed by [***] will be processed that same Business Day.

         5. Cycle Counts will be performed on a rotating basis so that the entire inventory is counted once a quarter.

         6. Complete physical inventories will be performed from time to time and NCC shall provide Company's auditors, lenders, investors and other representatives reasonable assistance

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

and access to the Facility and NCC personnel during normal business hours for purposes of performing such audits.

         7. Returned orders with: wrong item shipped, duplicate items shipped, missing component from package, insufficient quantity or damaged in picking, packing or transit due to improper packing are not to exceed [***] of total orders shipped on a yearly basis.

         8. Response time on all Customer Service calls is to be [***] by the next Business Day and [***] by the second Business Day from the initial call or receipt of letter. All letters are to be date stamped upon receipt and calls noted in the proper field within the System.

         9. Returns processing to monetary transaction and restock of saleable merchandise, on returns by 12 Noon (EST), will be [***] processed not more than [***] after receipt and the remaining [***] processed not more than [***] after receipt. All return information shall be communicated at least once daily via upload to the Company's server.

         10. NCC shall receive data from the Company and transmit data to the Company as often as agreed by the parties but in no event less frequently than [***]. NCC shall, at least[***], provide the Company with complete data on orders shipped including tracking numbers (if applicable), returns received and inventory adjustments. These data flows will occur on the same day as the associated physical activities.

         11. Each week, the senior operating executives at NCC will be available to meet (in person or via telephone as the parties shall determine is necessary) and comprehensively review the Services in order to identify and jointly seek to implement any productivity and methods improvements that can reasonable be expected to reduce costs to the Company and otherwise improve the level of the Services performed by NCC.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

                                    EXHIBIT C

                                SYSTEMS SERVICES

1.  User Licenses

    The standard agreement will provide up to [***] remote concurrent user licenses, additional licenses will cost [***] each.

2.  Data

    NCC Agrees to provide basic data entry services required to establish the following files (a) item master related data, (b) summary vendor related data, and (c) summary customer list data. The Company will provide NCC with the data for the listed files.

3.  Data Storage and Processing

    NCC will support the use and storage of all transactional data to the extent that its use and creation is provided for by DMMS. In particular NCC will store the following amounts of historical data and maintain on-line as Confidential Information of Company: (a) 24-months of order detail data (b) all summary customer data (c) all item related data (d) all source code related data (e) all summary vendor related data. Other mutually agreed upon data can be stored provided the Company agrees to bear the costs of additional storage capacity. Once the order detail data has reached its time limit it will be removed from NCC's system and placed on an off line storage media (e.g. tape) with an indefinite retention period and provided to Company. Online reports will be available for viewing and printing for 45 days after creation of the report after which they will be removed from NCC's system.

4.  Computer Forms

    NCC will provide a standard set of document formats. The Company will be able to select one color and logo for these standard forms. If the Company chooses to develop custom forms then the Company will be responsible for the cost of their development and ongoing costs of supply. These responsibilities will include, but are not limited to, custom programming, graphic design, and printing. The Company assumes responsibility for graphically designing and approving all forms used by NCC on its behalf although NCC retains the right of final approval, not to be unreasonably withheld or delayed, of all forms subject to the ability of NCC's printing equipment to adequately handle the forms. These forms include at least the packing slip, back order notice, checks, and others used for customer correspondence.

5.  Data Communications

    In the event the Company decides to use a dedicated connection to NCC computer systems the Company agrees to use whichever network service provider NCC selects. The Company will be responsible for the usage and installation of the data circuit between the Company's site and NCC's facility. The Company will be responsible for all Company premise equipment required to connect the network service to the Company's network. The Company will be responsible for installing and maintaining a backup link to NCC's facilities if the Company chooses to have a back up link. The Company will be responsible for all upgrades to their computers or new purchases required to connect their equipment to NCC's AS/400 using the provided wide area network.

    In the event the Company decides to maintain a dialup non-dedicated connection to NCC's computer systems the Company will be responsible for all Company premise hardware, software and usage costs associated with the connection.

    The Company agrees to provide a person capable of installing, configuring and maintaining all software and hardware required for correct operation of the Company's PC's, printers and local area network when connected to the NCC wide area network. If the Company does not have a person available initially, NCC at its discretion will temporarily provide such a person at the Company's expense. NCC will not be responsible for any interruption of service created by equipment or network malfunctions.

6.  Computer System Availability

    NCC's computer system will be available to the Company at its offices seven
(7) days per week, twenty-four (24) hours each day except (i) as a result of a daily backup which will start between 4:00 a.m. and 6:00 a.m. CST and last up to one (1) hour, and (ii) on selected Sundays during the term hereof according to a schedule published by NCC and given to the Company to perform required system maintenance. NCC will not be responsible for any interruption of service caused by system malfunctions; however, NCC shall use its best efforts to repair any such system malfunction as quickly as possible.

7.  Job Execution

    NCC reserves the right to manage the execution of all jobs on NCC's AS/400.

8.  Service Bureaus

    The Company will be responsible for contacting all service bureaus including but not limited to, credit card clearing houses, EDI enabling companies, catalog mailing services, list management services, mailing houses, order providers and catalog request providers and making arrangements to have NCC's software provider develop any required interfaces to either import or export data from or to NCC's computer systems. The cost of all custom programming will be borne by the Company other than that which is required to provide the Company with EDI services. The Company will be responsible for approving the final formats and validating the integrity of all exchanged data. NCC and the Company will develop a mutually agreeable schedule of data transfers to service bureaus. The cost of additional transfers will be borne by the Company, except that the cost of using an EDI enabling company will be borne by NCC.

9.  System Modifications

    The Company may request modifications to NCC's computer systems and DMMS to support its operations. The Company agrees to bear the cost of all requested modifications. NCC retains the right to deny any requests if in NCC's or its software developer's (ASTI) reasonable opinion the installation of the requested modification will have a material detrimental effect on the operation of NCC's computer systems. All requests will follow a standard formal procedure of request, analysis, approval, development, testing, verification and installation.

10. Documentation and Reports

    NCC will provide the Company with the reports listed as an attachment to this exhibit. Requests for additional information or reports must be submitted by the Company.

11. DMMS System Table and File Maintenance

    NCC agrees to maintain all agreed upon DMMS system tables and files. In the event these tables or files are incorrectly maintained it is NCC's responsibility to make the corrections in the tables and files and correct any problems caused by the incorrect data.

12. DMMS Usability and Compatibility

    It is the Company's responsibility to assess the usability of NCC's computer system to determine its usability and compatibility with the Company's business. It is the Company's responsibility to identify incompatibilities and short comings and make requests for modification as required.

13. Defects in DMMS

    In the event that either NCC or the Company finds defects with the DMMS system, each agrees to advise the other in writing of the precise nature of the problem along with examples, and any other assistance each may request in determining the nature of the problem. NCC does not warrant or guarantee the results but will use its best efforts to correct any such error within a reasonable period of time. NCC shall be responsible for the costs associated with curing any such defects.

14. Help Desk Support

    NCC will provide help desk support to Company from 7:00 a.m. EST to 5:00 p.m. EST Monday through Friday. The support will consist of best effort attempts to resolve the problem immediately. In the event a problem cannot be handled immediately a help desk ticket will be opened and forwarded to the party most able to respond to the problem. In the event it is suspected there is a defect in DMMS then the provision under "Defects in DMMS" should be followed.

    In the event of an emergency outside the normal hours of support a list of phone numbers will be provided where assistance can be obtained.

15. Data Protection

    NCC will perform a nightly save of all the Company's critical data and store it offsite in a safety deposit box at a local bank.

16. System Security

    The Company agrees to establish a reasonable computer system security policy, implement it and enforce it. NCC will not be responsible for loss of data or operational functionality caused by breaches of security resulting from an inadequate security policy, implementation or enforcement by the Company. The Company also agrees not to allow any unauthorized access to the NCC network through its web site.

17. NCC's Covenants

    NCC shall maintain and update the computer system in the ordinary course of its business and in accordance with the then current IBM published guidelines. NCC shall not distribute, delete, modify, copy or destroy any of the Company's system data, or use it for any purposes other than in performance of NCC's obligations hereunder, without Company's prior written authorization.

REPORTS TO BE INCLUDED:

ACD Reports
    1.   Total calls received
    2.   Total calls abandoned
    3.   ASA
    4.   AHT
DMMS Reports
    1.   ACT900R    Refunds Payable
    2.   ACT901R    Inventory Reconciliation
    3.   ACT901R1   Inventory Reconciliation
    4.   INV905     Backorder Report by Item
    5.   INV929R2   Daily Inventory Adjustment Recap
    6.   ORD506R    Listing of Deposit Totals
    7.   ORD934R1   Credit Card charges and Credits
    8.   ORD941A    Daily Shipped Sales Report
    9.   ORD941D    Daily Shipped Sales Report-Sales Tax
    10.  ORD971R    Item SKU information by Prefix
    11.  ORD980R    Miscellaneous Charge Report-Recap
    12.  RCV990R    Daily Applied Receiving Report
    13.  RCV925R    Location Report
    14.  REF971R    Returned Merchandise Report
    15.  SLS900     Source Recap by Season
    16.  SLS927-929 Demand by Source

NCC also agrees to make the reports listed in Exhibit J available to the Company at no charge at intervals specified by the Company. The Company agrees only to request reports reasonably required for the efficient operation of its business.

TABLE OF CONTENTS

--------------------------------------------------------------------------------
REPORT #      REPORT NAME                        REPORT PURPOSE
--------------------------------------------------------------------------------
ACT900R       Refunds Payable                    This report enables you to
                                                 track and balance the amount of
                                                 payables carried on a daily
                                                 basis resulting from refunds.
--------------------------------------------------------------------------------
ACT901R       Inventory Reconciliation           This report provides a
                                                 mechanism for tracking and
                                                 balancing the number of units
                                                 in inventory on a daily basis.
--------------------------------------------------------------------------------
ACT901R1      Inventory Reconciliation           This report is used to track
                                                 and balance inventory
                                                 adjustments by type.
--------------------------------------------------------------------------------
INV905        Backorder Report By Item #         This report displays backorder
                                                 information by item number and
                                                 is used to monitor backordered
                                                 quantities and due dates,
                                                 retail values, and cost values.
--------------------------------------------------------------------------------
INV929R2      Daily Inventory Adjustment Recap   This daily report summarizes
                                                 information for each inventory
                                                 adjustment entered on the
                                                 reporting day.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ORD506R       Listing of Deposit Totals          This report provides a summary
                                                 of the deposit transactions
                                                 sent to the credit card
                                                 processor on the given day.
--------------------------------------------------------------------------------
ORD934R1      Credit Card Charges and Credits    This report runs at the end of
                                                 each day to provide a detailed
                                                 listing of all credit card
                                                 charges and credits received
                                                 from each credit card
                                                 processor.
--------------------------------------------------------------------------------
ORD941A       Daily Shipped Sales Report         This is the core report for
                                                 tracking daily sales
                                                 information. It is driven by
                                                 the shipment disposition
                                                 records and provides a method
                                                 for totaling and reconciling
                                                 sales dollars to shipped sales
                                                 and credit card on a daily
                                                 basis.
--------------------------------------------------------------------------------
ORD941D       Daily Shipped Sales Report         This report provides you with a
              - Sales Tax                        daily listing of tax amounts
                                                 charged for corresponding
                                                 shipped sales.
--------------------------------------------------------------------------------
ORD971R       Item SKU Information by Prefix     This report displays demand and
                                                 SKU information by prefix.
--------------------------------------------------------------------------------
ORD980R       Miscellaneous Charge Report        Report displays orders which
              - Recap                            have miscellaneous charges
                                                 applied to them and is used to
                                                 audit and post miscellaneous
                                                 charges to the appropriate
                                                 accounts.
--------------------------------------------------------------------------------
RCV990R       Daily Applied Receiving Report     This report provides accounting
                                                 with a report of receivers
                                                 approved for payment.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RCV925R       Location Report                    This report provides the
                                                 product manager with a listing
                                                 of items which have been
                                                 'located' in the system using
                                                 one of the receiving methods.
                                                 The data is displayed by
                                                 warehouse and sequential
                                                 receiving I.D. number.
--------------------------------------------------------------------------------
REF971R       Returned Merchandise               Report Report lists details of
                                                 returns and summaries of
                                                 month-to-date totals by
                                                 customer/category and location,
                                                 and is used to monitor returns
                                                 by category.
--------------------------------------------------------------------------------
SLS900        Source Recap By season             This report is triggered by the
                                                 'Season First' field in the
                                                 Source Master and allows the
                                                 list manager to display a
                                                 detailed view of all source
                                                 codes within a single season.
--------------------------------------------------------------------------------

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

                                    EXHIBIT D

                                   BLUEFLY.COM


[***]

                                    EXHIBIT E

                             SALES TAX JURISDICTIONS


New York
Illinois

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

                                    EXHIBIT F

                            NCC FINANCIAL STATEMENTS

[***]

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked "[***]," have been separately filed with the Securities and Exchange Commission.

                                    EXHIBIT G

                         NCC'S CERTIFICATE OF INSURANCE

[***]